Exhibit 10.2

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (1) NOT MATERIAL TO INVESTORS AND (2) LIKELY TO CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

PROMISSORY NOTE EXCHANGE AGREEMENT

THIS PROMISSORY  NOTE EXCHANGE AGREEMENT (this “Agreement”) is made this 30th day of June, 2021 (the “Effective Date”), by and between PANACEA LIFE SCIENCES INC., a Colorado corporation with an address of 5910 South University Blvd, C18-193, Greenwood Village, CO 80121 (“Seller”), J & N REAL ESTATE COMPANY, L.L.C., a Colorado limited liability company with an address of 5910 South University Blvd, C18-193, Greenwood Village, CO 80121 (“Borrower”), 22ND CENTURY GROUP, INC., a Nevada corporation or its assignees or  with an address of 8560 Main Street, Suite 4, Williamsville, New York 14221 (“22CG”) and 22ND CENTURY HOLDINGS, LLC, a Delaware limited liability company with an address of 8560 Main Street, Suite 4, Williamsville, New York 14221 (“Holdings”, and together with 22CG, “Buyer”).

W I T N E S S E T H:

WHEREAS, 22CG is the holder of that certain $7,000,000 Convertible Note dated December 3, 2019 made by Seller in favor of 22CG (the “Existing Note”); and

WHEREAS, Seller is the fee simple owner of certain real property and improvements located in Delta County, Colorado, further identified as tax parcel identification number 300514715 and comprised of approximately 234.394 acres of land, together with all rights and appurtenances pertaining thereto, which is identified as Parcel B on the survey map attached to this Agreement as Exhibit A attached hereto and made a part hereof (the “Farm Parcel”); and

WHEREAS, Borrower is the fee simple owner of certain real property and improvements located at 16194 W 45th Drive, Golden Colorado, further identified on Exhibit B attached hereto and made a part hereof (the “Golden Parcel”) (for purposes of this Agreement, the Farm Parcel (as and only with respect to Seller) and the Golden Parcel (as and only with respect to Borrower) are referred to herein, individually and collectively, as the context requires, as the “Premises”); and

WHEREAS, the parties desire to consummate the following transactions at the Closing: (i) the transfer by Seller of the Farm Parcel, and all personal property located thereon, to Holdings, an affiliate of, and wholly owned by, 22CG, for a value equal to the Purchase Price (as hereinafter defined); (ii) Buyer converting $500,000.00 of the original outstanding  principal balance of the Existing Note into Seller’s Series B Preferred Stock; (iii) as to the Existing Note, (a) the outstanding balance under the Existing Note being reduced to $4,300,000.00 by reason of the events, and correlating consideration received by 22CG (whether directly or as the sole owner of Holdings), under subsections (i) and (ii), and (b) 22CG assigning to Borrower, and Borrower assuming from 22CG, all of 22CG’s right, title and interest in, to and under the Existing Note; and (iv) in consideration of Borrower’s assumption of 22CG’s right, title and interest in, to and under the Existing Note, the issuance by Borrower of a new $4,300,000 promissory note from Borrower to 22CG, which new note is to be secured by a first deed of trust on the Golden Parcel; and

WHEREAS, 22CG currently occupies the Farm Parcel pursuant to an oral occupancy arrangement between Seller and 22CG (the “Crop Lease”), which Crop Lease is to expire and terminate upon the Closing;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Sale of Farm Parcel.

1.1Seller agrees to sell and convey to Holdings, and Holdings agrees to purchase from Seller, the Farm Parcel upon the terms and subject to the conditions of this Agreement.

1.2The Farm Parcel shall include all of the right, title, and interest of Seller (solely as to the owner of the Farm Parcel), if any, in and to the following:

1.2.1All buildings, improvements and structures located on the Farm Parcel;

1.2.2All machinery, fixtures, equipment and other personal property located on or attached or appurtenant to the Farm Parcel;

1.2.3All strips and gores of land adjoining or abutting the Farm Parcel, if any;

1.2.4All right of Seller, if any, in and to land lying in the bed of any street, road, avenue or alley, opened or proposed, in front of, running through or adjoining the Farm Parcel;

1.2.5All easements, privileges or rights-of-way over, contiguous or adjoining the Farm Parcel, and all other rights belonging to and accruing to the benefit of the Farm Parcel;

1.2.6All appurtenances and hereditaments belonging or in any way appertaining to the Farm Parcel;

1.2.7All mineral, oil and gas, or other minerals and subsurface assets appurtenant to, or relating in any way, to the Farm Parcel;

1.2.8 To the extent they may be transferred under applicable law and otherwise at no additional cost or expense to Seller, all of Seller’s licenses, permits, approvals and authorizations required for the use and operation of all or any portion of the Farm Parcel;

1.2.9 All Seller’s rights and interests into the crops growing on the Farm Parcel as of the Closing Date; and

1.2.10 All of the Seller’s water rights appurtenant to the Farm Parcel, servicing the Farm Parcel and/or owned by Seller and relating in any way to the Farm Parcel.

2.Consideration.

2.1The consideration for the transactions contemplated under this Agreement are comprised, in the aggregate, of the following actions and amounts, as applicable, being executed, performed and/or delivered, as applicable, as of the Closing Date, all subject to and otherwise in accordance with the terms and conditions of this Agreement: (i) Seller transferring to Holdings the Farm Parcel for an allocated value of $2,200,000.00 (“Purchase Price”), (ii) Seller increasing the stated value of the existing Series B Preferred Stock held by 22CG in Seller by $500,000.00 (“Increased Series B Value”), (iii) 22CG assigning all of its right, title and interest in, to and under the Existing Note (with the outstanding principal balance thereunder reduced by the consideration received by 22CG (whether directly or as the sole owner of Holdings) by reason of its acquisition of the Farm Parcel for the allocated Purchase Price and the Increased Series B Value), to Borrower by executing and delivering the Allonge to Existing Note (as hereinafter defined) and (iv) and in consideration of such assumption by Borrower of the Existing Note in accordance with the Existing Note Allonge, Borrower executing and delivering to 22CG the New Note and Deed of Trust. The Purchase Price for the Farm Parcel shall be allocated as follows:  (i) $1,770,000.00 for the real property and improvements which constitute a part of the Farm Parcel; and (ii) $430,000.00 for the equipment, machinery and other personal property which constitute a part of the Farm Parcel.

3.Exchange of Existing Note.

3.1At the Closing, (a) 22CG will execute and deliver to Borrower an allonge to the Existing Note in a form reasonably acceptable to 22CG and Borrower (the “Allonge to Existing Note”) and (b) in consideration of Borrower receiving the Allonge to Existing Note, the $4,300,000 outstanding balance under the Existing Note originally due to 22CG shall be exchanged for a new promissory note payable from Borrower to 22CG in the principal amount of $4,300,000 in the form attached hereto as Exhibit C-1 (the “New Note”).  The New Note shall be secured by a first deed of trust on the Golden Parcel, which deed of trust shall be in the form attached hereto as Exhibit D (the “Deed of Trust”).

4.Closing.The Closing of the purchase of the Premises (the “Closing”) shall take place via escrow at the offices of the Title Company on the same day as, and immediately following, the execution of this Agreement by the Parties (the “Closing Date”).

5Title and Conveyance.

5.1At the Closing, Seller agrees to assign and convey to Holdings, for a designated value equal to the Purchase Price, good, marketable, fee simple title of the Farm Parcel, free and clear of all liens, encumbrances, easements and restrictions, except for the Permitted Encumbrances. For purposes of this Agreement, “Permitted Encumbrances” as to each respective Premises shall mean, collectively, (i) local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the applicable Premises, respectively, (ii) real estate taxes and assessments for the year of Closing and subsequent years, a lien not yet due and payable, (iii) assessments and dues imposed by any property owners’ association for the year of Closing and subsequent years, a lien not yet due and payable, (iv) all matters created by, through or under Buyer and/or its employees, contractors, representatives, professionals and/or agents (provided the foregoing shall not be deemed to grant any right to Buyer to bind the Farm Parcel on or before the Closing Date, or to bind the Golden Parcel, respectively), (v) with respect to the Farm Parcel, all covenants, restrictions, easements, agreements and other matters of record (including, without limitation, the Quiet Title Action and CMI Lien (as hereinafter defined)) and (vi) with respect to the Golden Parcel, all matters disclosed in that Commitment for Title Insurance issued by Fidelity National Title Insurance Company dated May 27, 2021 as last amended prior to the Closing.

6.Representations and Warranties of Seller, Borrower and Buyer.

6.1.Seller represents and warrants to Buyer that the statements contained in this Section 6.1 are correct and complete as of the date of this Agreement and, subject to Section 6.5 below, will be correct and complete, as of the Closing:

6.1.1Seller is a duly formed and validly existing Colorado corporation, organized under the laws of the jurisdiction of its formation and is qualified under the laws of the jurisdiction of its formation to conduct business therein. Seller has the full legal right, power and authority to enter into this Agreement and all documents now or hereafter to be executed by Seller pursuant to this Agreement (collectively referred to as the “Seller’s Documents”), to perform all of the obligations of Seller contained herein and under the Seller’s Documents and to consummate the transaction applicable to Seller contemplated hereby.

6.1.2Except in connection with that quiet title action filed by DD Needle Rock Ranch, LLC under case number 21CV30005 (“Quiet Title Action”), no other action, suit or other proceeding (including, but not limited to, condemnation actions) is pending or, to Seller’s knowledge, has been threatened that concerns or involves its Premises or Seller’s interest in its Premises.

6.1.3Except in connection with the Crop Lease and Permitted Encumbrances, (i) no portion of its Premises is occupied or used in any other manner by any other person or entity other than Seller and/or Seller’s employees, contractors, representatives, professionals and/or agents, and (ii) there are no leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral) in effect with respect to its Premises that would survive the Closing.  Except Buyer in connection with this Agreement, no other person or entity has any right or option to purchase or otherwise acquire its Premises or any portion thereof, or any other rights with respect to its Premises.

6.1.4To Seller’s knowledge, there are no outstanding violations of any laws, ordinances, orders, regulations or requirements of any federal, state, county or municipal authority or any insurance carrier (“Laws”) affecting its Premises or any portion thereof (including, without limitation, Environmental Laws, the Americans with Disabilities Act, federal and state laws regulating the operation of as hemp farm) and Seller has not received any written notices of violation thereof that remains outstanding.

6.1.5Excepting that certain Statement of Lien filed by CMI Legacy, L.L.C. in the official records of Jefferson County, Colorado and having a file number of 2020163362 (“CMI Lien”), and excluding any work performed and/or materials furnished to, or on behalf of, Buyer, in connection with the Crop Lease, no work has been performed at its Premises by, or on behalf of, Seller, and no materials have been furnished to its Premises by, or on behalf of, Seller, which though not presently the subject of a lien might give rise, prior to Closing, to mechanics’, materialmen’s or other liens against Seller’s interest in its Premises, or any portion thereof.

6.1.6To Seller’s knowledge, its Premises is zoned to permit Seller’s current (as of the Effective Date) use of same and to the best of Seller’s knowledge there is no threatened change in the zoning classification of its Premises or any portion thereof.

6.1.7Excluding any permits required to be maintained by Buyer in connection with its operations under the Crop Lease, to Seller’s knowledge, all other permits lawfully required for Seller’s current (as of the Effective Date) operation of the Premises, if any, have been obtained and are in full force and effect.

6.1.8Except for this Agreement and the Crop Lease, Seller has not entered into any other contract to sell or lease its Premises or any part thereof and Seller will not do so during the term of this Agreement.

6.1.9 Seller represents and warrants to Buyer that, to its actual knowledge and except as otherwise disclosed to the Buyer, it has not received any written notice or report claiming or alleging: (1) that the Premises is not currently, as of the Effective Date, in compliance with all applicable Environmental Laws (as hereinafter defined); (2) that any Hazardous Substances (as hereinafter defined) have been released or are otherwise present, at, on, in, upon, beneath or about the Premises in violation of Environmental Laws; (3) that the Premises contains underground tanks of any type; (4) that Seller may be a potentially responsible party under any Environmental Laws for any currently, as of the Effective Date, ongoing investigation or remediation of Hazardous Substances on or in the vicinity of the Premises.  The term “Environmental Laws,” as used in this Agreement, shall mean collectively, all U.S. federal, national, state and local laws, statutes, rules, regulations, ordinances, codes, common law, directives, decisions, and orders (including all amendments thereto) pertaining to environmental matters (which includes air, water vapor, surface water, groundwater, soil, natural resources, chemical use, health, safety, sanitation, zoning, land use, etc.), Hazardous Substances, and/or the protection of the environment or human health, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Water Drinking Act, the Toxic Substance Control Act, the Hazardous Materials Transportation Act, the Occupational Safety and Health Act, and/or any other applicable Environmental Laws and/or the rules and regulations promulgated thereunder. For purposes hereof, “Hazardous Substances” shall mean and include, without limitation:  (a) any hazardous materials, hazardous wastes, hazardous substances and toxic substances as those or similar terms are defined under any Environmental Laws; (b) any asbestos or any material that contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (c) any polychlorinated biphenyls or polychlorinated biphenyl-containing materials or fluids; (d) radon; (e) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, contaminant or solid, liquid or gaseous waste; (f) any petroleum, petroleum hydrocarbons, petroleum products, crude oil or any fractions thereof, natural gas or synthetic gas; and (g) any substance that, whether by its nature or its use, is or becomes subject to regulation under any Environmental Laws or with respect to which any Environmental Laws or governmental entity requires or will require environmental investigation, monitoring or remediation.

6.1.10 Except for the Permitted Encumbrances, Seller, to its knowledge, has good and marketable title to its Premises together with all improvements and fixtures thereon that are owned by Seller, and all appurtenances and rights thereto, if any, that run to the benefit of its Parcel.

6.1.11 Seller is not a “foreign person” within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

6.2Borrower represents and warrants to Buyer that the statements contained in this Section 6.2 are correct and complete as of the date of this Agreement and, subject to Section 6.5 below, will be correct and complete as of the Closing:

6.2.1Borrower is a duly formed and validly existing Colorado limited liability company, organized under the laws of the jurisdiction of its formation and is qualified under the laws of the jurisdiction of its formation to conduct business therein. Borrower has the full legal right, power and authority to enter into this Agreement and all documents now or hereafter to be executed by Borrower pursuant to this Agreement (collectively referred to as the “Borrower’s Documents”), to perform all of the obligations of Borrower contained herein and under the Borrower’s Documents and to consummate the transactions applicable to Borrower contemplated hereby.

6.2.2No action, suit or other proceeding (including, but not limited to, condemnation actions) is pending or, to Borrower’s knowledge, has been threatened that concerns or involves its Premises or Borrower’s interest in its Premises.

6.2.3To Borrower’s knowledge, there are no outstanding violations of any Laws affecting its Premises, or any portion thereof (including, without limitation, Environmental Laws, the Americans with Disabilities Act, federal and state laws regulating the operation of as hemp farm), and Borrower has not received any written notices of violation thereof that remains outstanding.

6.2.4No work has been performed at its Premises by, or on behalf of, Borrower, and no materials have been furnished to its Premises by, or on behalf of, Borrower, which though not presently the subject of a lien might give rise, prior to Closing, to mechanics’, materialmen’s or other liens against Borrower’s interest in its Premises, or any portion thereof.

6.2.5To Borrower’s knowledge, its Premises is zoned to permit Borrower’s current (as of the Effective Date) use of same, and to the best of Borrower’s knowledge, there is no threatened change in the zoning classification of its Premises, or any portion thereof.

6.2.6To Seller’s knowledge, all permits necessary for Borrower’ current (as of the Effective Date) operation of its Premises, if any, have been obtained and are in full force and effect.

6.2.7Except for the Permitted Encumbrances, Borrower, to its knowledge, has good and marketable title to its Premises, together with all improvements and fixtures thereon that are owned by Borrower, and all appurtenances and rights thereto, if any, that run to the benefit of its Premises.

6.2.8Borrower is not a “foreign person” within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

6.2.9Borrower represents and warrants to Buyer that, to its actual knowledge and except as otherwise disclosed to the Buyer, it has not received any written notice or report claiming or alleging: (1) that its Premises is not currently, as of the Effective Date, in compliance with all applicable Environmental Laws; (2) that any Hazardous Substances have been released or are otherwise present, at, on, in, upon, beneath or about the Premises in violation of Environmental Laws; (3) that its Premises contains underground tanks of any type; (4) that Borrower may be a potentially responsible party under any Environmental Laws for any currently, as of the Effective Date, ongoing investigation or remediation of Hazardous Substances on or in the vicinity of its Premises.

6.3Buyer represents and warrants to Seller and Borrower that the statements contained in this Section 6.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing:

6.3.1each Buyer is a duly formed and validly existing entity, organized under the laws of the jurisdiction of its formation and is qualified under the laws of the jurisdiction of its formation to conduct business therein. Buyer has the full legal right, power and authority to enter into this Agreement and all documents now or hereafter to be executed by Buyer pursuant to this Agreement (collectively referred to as the “Buyer’s Documents”), to perform all of the obligations of Buyer contained herein and under the Buyer’s Documents and to consummate the transactions applicable to Buyer contemplated hereby.

6.3.2This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable in accordance with its terms. Performance under this Agreement will not result in any breach of or default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any material agreement or other instrument which is either binding upon or enforceable against Buyer.

6.3.3No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending or threatened against Buyer.

6.3.4As to 22CG, 22CG is the sole owner of (a) all right, title and interest in and to the Existing Note, free and clear of any liens, encumbrances, pledges, security interests and/or claims of, or by, any third-party and (b) all interest in Holdings.

6.4Subject to the terms and conditions of Section 6.5, the representations, warranties and covenants of Seller, Borrower and Buyer set forth in this Section 6 and elsewhere in this Agreement shall be true, accurate and correct, in all material respects, upon the execution of this Agreement and as of the Closing.  The representations, warranties and covenants of Seller, Borrower and Buyer set forth in this Section 6 and elsewhere in this Agreement will not survive the Closing.

6.5Neither Seller nor Borrower shall have any liability with respect to any of its respective representations, warranties and covenants hereunder if, prior to Closing, Buyer has knowledge of any breach of a representation, warranty or covenant of Seller or Borrower, respectively and as applicable, hereunder, or Buyer obtains knowledge that contradicts any of Seller’s or Borrower’s, respectively and as applicable, representations, warranties or covenants hereunder (and the representations, warranties or covenants of Seller and Borrower, respectively and as applicable, shall be deemed to be modified thereby to be accurate), and Buyer nevertheless consummates the transaction contemplated by this Agreement (in which event any such breach or contradiction shall be deemed waived by Buyer). Terms such as “knowledge,” “to the best of [a party’s] knowledge” or like phrases mean the actual present and conscious awareness or knowledge of such party, without any duty of inquiry or investigation, and otherwise said terms do not include constructive knowledge, imputed knowledge, or knowledge such party does not have but could have obtained through further investigation or inquiry.

7.Conditions to Closing

7.1Buyer’s obligations to close hereunder, in addition to any and all other applicable conditions set forth in this Agreement, shall be subject to the satisfaction of each of the following conditions, any one or more of which may be waived by Buyer in writing:

7.1.1 Seller and Borrower shall have complied in all material respects with all obligations and covenants required by this Agreement to be complied with by Seller and Borrower as of the Closing Date.

7.1.2The representations and warranties of Seller and Borrower contained in this Agreement shall have been true in all material respects when made, and shall be true in all material respects on the Closing Date.

8.Provisions with Respect to Closing.

8.1At Closing, Seller shall deliver to Holdings the following documents, duly executed and acknowledged:

8.1.1a limited warranty deed to the Farm Parcel in a form reasonably acceptable to Seller and Holdings, duly executed by Seller and acknowledged and in proper form for recording with state transfer taxes paid by Holdings (the “Deed”);

8.1.2a bill of sale in a form reasonably acceptable to Seller and Holdings, duly executed by Seller, transferring to Holdings, without warranty or representation, any right, title and interest in the personal property and all crops included within the Farm Parcel;

8.1.3 reasonably appropriate documents, duly executed by Seller, in order to transfer title to any vehicles (including without limitation that truck located at the Farm Parcel) and/or equipment titled in Seller’s name that is otherwise included within the Farm Parcel to Holdings; provided, however, Seller and Holdings acknowledge and agree that, to the extent the parties are unable to consummate the transfer of title to such vehicles with the applicable governing authority as of the Closing Date, the parties will, instead, fully cooperate post-Closing to effectuate such transfer of title.

8.1.4all keys in Seller’s actual possession to all locks on the Farm Parcel;

8.1.5such evidence or affidavits as may be reasonably required by Holdings or the Title Company regarding the status of title and the authority of the persons executing the various documents on behalf of Seller in connection with the transactions contemplated hereby, provided such evidence and affidavits, and the terms and conditions thereof, are consistent with the terms and conditions of this Agreement and do not impose a greater liability upon Seller;

8.1.6 all other documents Seller is required to deliver pursuant to the provisions of this Agreement and any additional documents reasonably required in connection with this Agreement, provided such documents, and the terms and conditions thereof, are consistent with the terms and conditions of this Agreement and do not impose an greater liability upon Seller.

8.2At Closing, Borrower shall deliver to 22CG the following documents, duly executed and acknowledged:

8.2.1The New Note, duly executed by Borrower;

8.2.2The Deed of Trust, duly executed by Borrower and acknowledged and in proper form for recording;

8.2.3A certificate of property, casualty and liability insurance benefitting Holdings and complying with the terms and provisions set forth in the Deed of Trust; and

8.2.4Intentionally Omitted;

8.2.5Intentionally Omitted; and

8.2.6All other documents Borrower is required to deliver pursuant to the provisions of this Agreement and any additional documents reasonably required in connection with this Agreement, provided such documents, and the terms and conditions thereof, are consistent with the terms and conditions of this Agreement and do not impose an greater liability upon Borrower.

8.3At Closing, 22CG and/or Holdings, as applicable, shall deliver to Seller and/or Borrower, as applicable, the following documents, duly executed and acknowledged: (i) the Allonge to Existing Note, together with the original of the Existing Note; (ii) to the extent there are any existing UCC-1 financing statements securing the Existing Note, form UCC-3s reflecting assignment of 22CG’s lien thereunder on all of Seller’s assets to Borrower, all in proper form for recording; (iii) such evidence or affidavits as may be reasonably required by Seller, Borrower or the Title Company regarding the authority of the persons executing the various documents on behalf of Buyer in connection with the transactions contemplated hereby, provided such evidence and affidavits, and the terms and conditions thereof, are consistent with the terms and conditions of this Agreement and do not impose an greater liability upon Seller; and (iv) all other documents Buyer is required to deliver pursuant to the provisions of this Agreement and any additional documents reasonably required in connection with this Agreement, provided such documents, and the terms and conditions thereof, are consistent with the terms and conditions of this Agreement and do not impose an greater liability upon Buyer.

8.4Buyer, Borrower and Seller shall each execute and deliver at Closing applicable state and local conveyance tax forms and Buyer, Borrower and Seller shall mutually execute and deliver to each other a closing statement in customary form, acceptable to all parties.

9.Prorations and Expenses.  The following items shall be apportioned as of 11:59 P.M. of the day immediately preceding the Closing Date:

9.1At the Closing, the real property taxes and assessments on the Farm Parcel shall be prorated as of the Closing Date.

9.2As a result of Buyer’s obligations under the Crop Lease, there will be no proration for, and Buyer will be solely responsible for, the costs, expenses and fees for services for electricity, gas, water, refuse collection and other utilities or services for the Farm Parcel.

9.3Seller and Borrower shall pay all costs of discharging any existing deeds of trust related to its respective Premises. Buyer will be responsible for the full cost of all tax and recording fees on any documents relating to the transfer of Seller’s right, title and interest in and to the Farm Parcel (including, without limitation, any transfer tax) and relating to the Deed of Trust (including, without limitation, any deed of trust tax), and all sales taxes.  Buyer shall pay the cost of the Title Commitment and title insurance premiums.  Buyer shall be responsible for all costs related to its due diligence investigations. Each party shall pay fifty percent (50%) of the escrow charges of the Title Company in connection with the Closing of this transaction.  Each party shall pay their respective attorneys’ fees. All other Closing costs shall be paid for in accordance with local custom in Delta County, Colorado, for commercial properties.

10.Brokerage.Seller, Borrower and Buyer each represent and warrant to the other that they have not dealt with any broker or other intermediary to whom a fee or commission is payable in connection with or relating to the sale and purchase of the Premises. Seller, Borrower and Buyer hereby agree to defend, indemnify and hold the other harmless from and against any and all liability, claim, charge or damages, including without limitation, counsel fees and court costs, incurred by the other as a result of any breach of the foregoing representations and obligations.  The provisions of this Section 10 shall survive the Closing.

11.Risk of Loss.The risk of loss or damage to any of the improvements or property on the Premises by fire, vandalism or other casualty or hazards (each a “Casualty Event”) from the date hereof to and including the date of the Closing shall be on Seller and Borrower, respectively and as applicable.  In the event of any such loss, Seller and Borrower shall notify Buyer of such fact and Buyer may elect, by the delivery of written notice to Seller and Borrower prior to the Closing Date, to either terminate this Agreement, or Buyer may proceed to Closing  notwithstanding the loss or damage, the Purchase Price shall be as set forth herein and, as to the Farm Parcel only, Buyer shall accept an assignment of the proceeds of the insurance payable by reason of the loss or damage.

12.Default by Buyer, Borrower or Seller; Termination of Agreement.

12.1Buyer’s Default.

Should Buyer default on its obligations provided herein then Seller and Borrower shall so notify Buyer in writing specifying the nature of the default.  Buyer shall have ten (10) days from the date of such notice to cure the default.  If Buyer fails to cure said breach within said ten (10) day period or otherwise resolve the matter to Seller’s and Borrower’s reasonable satisfaction, Seller and Borrower shall have the option (a) to terminate this Agreement upon notice to Buyer. (b) pursue an action for specific performance against the applicable defaulting party, or (c) waive such default and proceed to Closing. In the event of a valid termination by Seller and Borrower pursuant to this Section 12.1, this Agreement shall terminate and the parties hereto shall be released from any further obligations hereunder each to the other except for those matters which, by their terms, survive the termination of this Agreement.

12.2Seller’s or Borrower’s Default.

In the event Seller or Borrower, as applicable, fails to perform or observe any of the covenants or obligations to be performed or observed by Seller or Borrower under this Agreement at or prior to Closing, then Buyer shall so notify Seller and Borrower in writing specifying the nature of the default.  Seller and Borrower shall have ten (10) days from the date of such notice to cure the default.  If Seller and/or Borrower fails to cure said breach within said ten (10) day period or otherwise resolve the matter to Buyer’s reasonable satisfaction, Buyer shall be entitled, as its sole and exclusive remedies, to either (a) terminate this Agreement by delivery of written notice to Seller and Borrower, (b) pursue an action for specific performance against the applicable defaulting party, or (c) waive such default and proceed to Closing without any reduction in the Purchase Price.  In the event of a valid termination by Buyer pursuant to this Section 12.2, this Agreement shall terminate and the parties  hereto shall be released from any further obligations hereunder each to the other except for those matters which, by their terms, survive the termination of this Agreement.

Notwithstanding anything contained in this Article 12 to the contrary, there shall be no notice requirement and/or correlating cure or grace period in the event a party fails to timely consummate the Closing on the Closing Date in accordance with this Agreement

13.Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be delivered personally, or shall be sent by overnight delivery service, next Business Day delivery, to the addresses of each party first set forth above, or to such other address of which Seller or Buyer shall have given notice as herein provided.  Notices hereunder shall be sufficient if given by counsel to the parties as set forth above.  All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof on the first Business Day after delivery to an overnight delivery service.

14.Miscellaneous.

14.1This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

14.2Buyer may at any time assign its interests in this Agreement, without Seller’s consent, only to an affiliated entity to be formed for the purpose of consummating the acquisition of the Farm Parcel contemplated by this Agreement.

14.3This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same Agreement.  This Agreement may be executed by facsimile, portable document format or other electronic means, and any counterpart executed and delivered by such electronic means shall be binding as an original.

14.4No delay or omission by either party hereto in exercising any right shall impair any such right or be construed to be a waiver of such right.

14.5This Agreement shall be governed by the laws of the State of Colorado.

14.6Time is of the essence for the purposes of this Agreement.

14.7If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period will be automatically extended through the close of business on the next regularly scheduled Business Day. For purposes of this Agreement, a “Business Day” shall mean any day which is not a Saturday, Sunday or legal or bank holiday.

14.8The parties each agree to do, execute, acknowledge and deliver all such further reasonable acts, instruments and assurances and to take all such further reasonable action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby, provided such acts, instruments, assurances and actions, and the terms and conditions thereof (as applicable), are consistent with the terms and conditions of this Agreement and do not impose an greater liability upon a party. The provisions of this Section 14.8 shall survive the Closing for a period not to exceed one hundred eighty  (180) days.

14.9In the event any provision or portion of this Agreement is held by any court of competent jurisdiction to be invalid or unenforceable, such holding will not affect the remainder hereof, and the remaining provisions shall continue in full force and effect to the same extent as would have been the case had such invalid or unenforceable provision or portion never been a part hereof.

14.10This Agreement (including the documents, instruments and agreements referred to in this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder. Any agreement hereafter made shall be ineffective to change, modify or discharge this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

14.11All exhibits mentioned in this Agreement shall be attached to this Agreement and shall form an integral part hereof.

14.12Notwithstanding anything contained in this Agreement to the contrary, (i) all Seller warranties, representations, obligations, duties, liabilities, undertakings, agreements and covenants provided for under this Agreement are provided only with respect to Seller, the Farm Parcel and its respective ownership interest in the Farm Parcel, (ii) all Borrower’s warranties, representations, obligations, duties, liabilities, undertakings, agreements and covenants provided for under this Agreement are provided only with respect to Borrower, the Golden Parcel and its respective ownership interest in the Golden Parcel, (iii) Seller shall not be deemed to make, agree to, provide, incur, guaranty or otherwise undertake (as and where applicable) any warranty, representation, obligation, duty, liability, undertaking, agreement and/or covenant of Borrower and/or with respect to the Golden Parcel and (iv) Borrower shall not be deemed to make, agree to, provide, incur, guaranty or otherwise undertake (as and where applicable) any warranty, representation, obligation, duty, liability, undertaking, agreement and/or covenant of Seller and/or with respect to the Seller Parcel (or any portion thereof).

14.13BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SELLER’S DOCUMENTS (AS TO SELLER ONLY) AND THE BORROWER’S DOCUMENTS (AS TO BORROWER ONLY) (COLLECTIVELY, “EXPRESS REPRESENTATIONS”), IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER, BORROWER NOR ANY OF THEIR RESPECTIVE PRINCIPALS, PARTNERS, MEMBERS, MANAGERS, DIRECTORS, OFFICERS,

EMPLOYEES, AGENTS, AFFILIATES OR REPRESENTATIVES HAVE AT ANY TIME MADE, AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY AND ALL WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (1) MATTERS OF TITLE, (2) ENVIRONMENTAL MATTERS RELATING TO THE PREMISES, OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR IN THE VICINITY OF THE PREMISES, (3) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND GEOLOGIC FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE FAULTING, (4) WHETHER, AND TO THE EXTENT TO WHICH THE PREMISES, OR ANY PORTION THEREOF, IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, WETLANDS, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (5) DRAINAGE, (6) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (7) THE PRESENCE OF ENDANGERED SPECIES OR ANY WETLANDS OR OTHER ENVIRONMENTALLY SENSITIVE OR PROTECTED AREAS, (8) ZONING OR BUILDING ENTITLEMENTS TO WHICH THE PREMISES, OR ANY PORTION THEREOF, MAY BE SUBJECT, (9) THE AVAILABILITY OF ANY UTILITIES TO THE PREMISES, OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (10) USAGES OF ADJOINING LAND OR OTHER LAND IN THE VICINITY OF THE PREMISES, OR ANY PORTION THEREOF, (11) ACCESS TO THE PREMISES, OR ANY PORTION THEREOF, (12) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PREMISES OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PREMISES OR ANY PART THEREOF, (13) THE CONDITION OR USE OF THE PREMISES OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (14) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, SURFACE IMPOUNDMENTS, OR LANDFILLS, (15) ANY OTHER MATTER AFFECTING THE STABILITY AND INTEGRITY OF THE PREMISES, (16) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PREMISES, OR ANY PORTION THEREOF, (17) THE MERCHANTABILITY OF THE PREMISES OR FITNESS OF THE PREMISES FOR ANY PARTICULAR PURPOSE, (18) THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS, (19) REAL ESTATE TAXES, ASSESSMENTS OR OTHER MATTERS OF TAXATION OR FINANCING WITH RESPECT TO THE PREMISES, OR ANY PORTION THEREOF, (20) THE QUIET TITLE ACTION OR (21) ANY OTHER MATTER OR THING WITH RESPECT

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (1) NOT MATERIAL TO INVESTORS AND (2) LIKELY TO CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

TO THE PREMISES. EXCEPT WITH RESPECT TO THE EXPRESS REPRESENTATIONS, BUYER ACKNOWLEDGES AND AGREES THAT UPON THE CONSUMMATION OF THE CLOSING, BUYER SHALL HAVE UNCONDITIONALLY ACCEPTED THE CONDITION OF THE PREMISES IN ITS “AS-IS, WHERE-IS, WITH ALL FAULTS AND DEFECTS” CONDITION. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER AND FINANCER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS IN PURCHASING THE FARM PARCEL AND TAKING A DEED OF TRUST ON THE GOLDEN PARCEL PROPERTY AND HAS MADE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF ANY DOCUMENTS AND INFORMATION PROVIDED BY SELLER AND/OR BORROWER.

15.Post-Closing Agreements.Following the Closing, the parties covenant to complete the following transactions, at all times using continuous diligent, good faith efforts:

(a)Obtain municipal approval for the subdivision from the Farm Parcel of a new parcel containing approximately, but no more than, 10 acres (the “10 Acre Parcel”, with the obligations under this subsection (a) being the “10-Acre Parcel Conveyance Obligations”) in the approximate location set forth on Exhibit E attached hereto. No later than 30 days after such subdivision approval has been obtained, (1) Holdings will convey the 10 Acre Parcel to Seller by limited warranty deed, which will otherwise be in similar form and content as the Deed and (2) Holdings and Seller will enter into any necessary cross-easement agreement to facilitate commercially reasonable ingress, egress and access to and from each of the 10 Acre Parcel and remainder of the Farm Parcel. From and after the Closing Date until the conveyance of the 10 Acre Parcel to Seller, Holdings will maintain the 10 Acre Parcel in substantially similar condition as existing as of the Closing Date, and otherwise will not transfer, lease, license, pledge and/or otherwise encumber such 10 Acre Parcel. Holdings’ conveyance of the 10 Acre Parcel will include all right, title and interest of Holdings (solely as the owner of the 10 Acre Parcel), if any, in and to those items and interests described in Section 1.2 (excepting 1.2.2).  Seller and Holdings will equally share the costs and expenses associated with obtaining such subdivision approval and effecting such subsequent conveyance, with any such subdivision to be reasonably approved and acceptable to Seller and Holdings.
(b)22CG and Seller shall enter into a supply agreement commencing for the [*] growing season under which 22CG will supply hemp biomass to Seller on a [*] for a term of [*] (the “Supply Agreement”). The Supply Agreement will also provide for 22CG’s supply of hemp biomass for the [*].  The pounds of hemp delivered shall be [*].  For example, [*].  If the [*] In addition to the foregoing, 22CG and Seller will, as part of the Supply Agreement, mutually agree upon a common trade name/branding of, and reference to, the Farm Parcel and the farming and harvesting operations thereof, such as “[*]”, or such other commercially reasonable tradename.

Notwithstanding the foregoing, the agreements contained in this Section 15 do not constitute consideration, conditions or contingencies for the parties’ other obligations set forth in this Agreement and the failure of parties to complete the items identified in this Section 15 shall in no way void or invalidate the Deed, New Note, Deed of Trust, or other transactions consummated at the Closing.  In the event a party fails to comply with any of its obligations under this Section 15, however, the non-defaulting party will have the right to exercise any and all rights and remedies available to such non-defaulting party at law and/or in equity (including, without limitation, an action for specific performance and/or injunctive relief).

16. Right of First Refusal.

(i) In the event that, at any time prior to the Termination Date, Holdings decides to sell all or any portion of the Farm Parcel (such then applicable all or portion of the Farm Parcel being the “ROFR Parcel”), Seller will have the right of first refusal (“ROFR”) to acquire such ROFR Parcel in accordance with the terms and conditions of this Section 16. In the event that Holdings receives an offer from an offeree (“Offeree”) (which, for purposes of this ROFR, such offer must be in the form of purchase and sale agreement duly executed by said Offeree) to purchase the ROFR Parcel that Holdings, but for the ROFR, would otherwise accept without modification or amendment thereto (“Offer”), Holdings shall not accept such Offer or otherwise consummate the purchase and sale under such Offer unless Holdings first delivers to Seller a written notice (“ROFR Notice”), which ROFR Notice must set forth and otherwise contain (a) a certification by Holdings that Holdings is ready, willing and able to, and otherwise, but for the ROFR, would, accept the Offer, all without modification or amendment thereto and (b) a true, correct and complete copy of the Offer.

(ii) Seller will, for a thirty (30) day period commencing upon receipt of the ROFR Notice (the “ROFR Review Period”), have the sole and exclusive right to purchase  the ROFR Parcel on the terms and conditions set forth in the Offer.  In the event Seller desires to accept the Offer, Seller will deliver written notice to Holdings, prior to expiration of the ROFR Review Period, of its election to exercise the Offer, whereupon (a) Holdings will be bound to sell the ROFR Parcel to Seller, and Seller will be bound to buy the ROFR Parcel from Holdings, all in accordance with and subject to the terms and conditions of the Offer and (b) within five (5) business days after Seller’s delivery of the ROFR Acceptance Notice, Seller  and Holdings will each duly execute and deliver the same purchase and sale agreement of which the Offer was based on, as modified for the sole purpose of reflecting Seller as the “Holdings” under such Offer.

(iii)In the event that Seller, upon receipt of an ROFR Notice, either (a) delivers written notice to Holdings during the ROFR Review Period of its rejection of the Offer, or (b) fails to deliver written notice to Holdings during the ROFR Review Period of its acceptance of the Offer (the earlier of the events described in subsections (a) and (b) herein being the “ROFR Rejection Date”), Seller's ROFR shall conclusively be deemed waived, but only with respect to the purchase and sale of the ROFR Parcel as disclosed in the Offer that was the basis for the then applicable ROFR Notice, and Holdings shall be free, for a period of one hundred eighty (180) days from the ROFR Rejection Date, to complete the sale to the Offeree in accordance with such Offer, and the Offeree, upon consummation of the closing of the purchase and sale of the ROFR Parcel in accordance with such Offer, shall acquire the ROFR Parcel free and clear of the Seller's ROFR set forth in this Section 16 (which ROFR shall be extinguished, null, void, and of no further force or effect upon consummation of the closing of the purchase and sale of the ROFR Parcel in accordance with such Offer, but only as to such ROFR Parcel which was the basis of such Offer). If, however, either (A) Holdings does not complete the purchase and sale of the ROFR Parcel to Offeree in accordance with such Offer within one hundred eighty (180) days from the ROFR Rejection Date, or (B) Holdings agrees to any amendment or modification to such Offer resulting in terms and conditions being more favorable to Offeree, then the ROFR provided for in this Section 16 shall once again apply, and Holdings will not complete the purchase and sale of the ROFR Parcel to Offeree without first giving a new ROFR Notice to Seller in compliance with the terms of this Section 16. Furthermore, and notwithstanding anything contained in this Section 16 to the contrary, in the event that any Offer is only for a portion of the ROFR Parcel, this ROFR shall continue to apply to all other portions of the Farm Parcel that was not part of such Offer.

(iv)The ROFR, and all rights of the Seller set forth in this Section 16, shall automatically terminate and be of no further force or effect upon the first to occur of (i) Seller, following the date it becomes the owner of the 10 Acre Parcel as described above, thereafter no longer owning the 10 Acre Parcel (whether by voluntary conveyance, foreclosure or otherwise); or (2) thirty (30) years after the Effective Date.

(iv)The parties acknowledge and agree that, for the purpose of providing record notice of the 10-Acre Parcel Conveyance Obligations and ROFR, at Closing, the parties will duly execute, in proper form for recording, and record a memorandum in a form reasonably acceptable to the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.

BUYER:

22ND CENTURY GROUP INC.

By:	/s/ James Mish
Name:	James Mish
Title:	CEO

22ND CENTURY HOLDINGS, LLC

By:	/s/ James Mish
Name:	James Mish
Title:	CEO

SELLER:

PANACEA LIFE SCIENCES INC.

By:	/s/ Leslie Buttorff
Name:	Leslie Buttorff
Title:	CEO

BORROWER:

J & N REAL ESTATE COMPANY, L.L.C.

By:	/s/ Leslie Buttorff
Name:	Leslie Buttorff
Title:	CEO

List of Exhibits

Exhibit A

Description of Farm Parcel

Exhibit B

Description of Golden Parcel

Exhibit C

New Note

Exhibit D

Deed of Trust

Exhibit E

10 Acre Parcel